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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement on Form S-1 of eMagin Corporation of our report dated March 28, 2017, relating to the consolidated financial statements of eMagin Corporation, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Stamford, Connecticut
December 29, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm